Exhibit 10.1

Amendment No. 1 to

Patent Purchase and Assignment Agreement

Dated as of July 14, 2022

This Amendment No. 1 to Patent Purchase and Assignment Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”) by and between (i) CEN Biotech Inc., a corporation incorporated pursuant to the laws of Ontario, Canada (“Seller”), and (ii) Emergence Global Enterprises Inc., a corporation incorporated pursuant to the laws of British Columbia, Canada (the “Buyer”). Each of the Buyer and Seller may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Parties are the parties to that certain Patent Purchase and Assignment Agreement dated as of May 23, 2022 (the “Agreement”) and now desire to amend the Agreement, and pursuant to Section 9.10(a) of the Agreement, the Agreement may be amended in writing;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Defined terms used herein without definition shall have the meanings set forth in the Agreement.

2.	Pursuant to the provisions of Section 9.10(a) of the Agreement, the Agreement is hereby amended as follows:

(a)	The “Termination Date” is hereby amended to be August 15, 2022.

(b)

The Parties acknowledge and agree that the reference to the “Closing Date” on the signature page to the Agreement was a typographical error, and the Agreement was in fact executed on the Effective Date as defined in the Agreement. The Agreement is hereby amended to correct such typographical error.

3.

Other than as amended herein, the Agreement shall remain in full force and effect. Following the execution of this Amendment, any references in the Agreement to the “Agreement” shall be deemed a reference to the Agreement as amended by the Amendment.

4.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of British Columbia, without giving effect to the principles of conflicts of law thereunder.

5.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

CEN Biotech Inc.

By:	/s/ Brian S. Payne
Name:	Brian S. Payne
Title:	Chief Executive Officer

Emergence Global Enterprises Inc.

By:	/s/ Joseph A. Byrne
Name:	Joseph A. Byrne
Title:	Chief Executive Officer

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